Exhibit 99.1

Definitive Healthcare Reports Financial Results for Fourth Quarter and Full Fiscal Year 2022

Fourth quarter revenue grew 31% year-over-year to $60.6 million

Full year 2022 revenue grew 34% to $222.7 million

Framingham, MA (February 23, 2023) – Definitive Healthcare Corp. (“Definitive Healthcare" or the "Company") (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights:

•
Revenue was $60.6 million, an increase of 31% from $46.3 million in Q4 2021.
•
GAAP Net Income (loss) was $6.7 million, or 11% of revenue, compared to $(14.8) million, or 32% of revenue in Q4 2021.
•
Adjusted Net Income was $10.5 million, compared to $6.6 million in Q4 2021.
•
Adjusted EBITDA was $17.0 million, or 28% of revenue, compared to $13.1 million, or 28% of revenue in Q4 2021.
•
Cash flow from operations was $(4.2) million in the quarter or (7)% of revenue.

Full Year 2022 Financial Highlights:

•
Revenue was $222.7 million for the year, an increase of 34% from $166.2 million for the full year 2021.
•
GAAP Net loss was $(22.3) million, or 10% of revenue, compared to $(61.3) million, or 37% of revenue for the full year 2021.
•
Adjusted Net Income was $35.9 million, compared to $13.4 million for the full year 2021.
•
Adjusted EBITDA was $63.7 million, or 29% of revenue, compared to $56 million, or 34% of revenue for the full year 2021.
•
Cash flow from operations was $35.6 million for the full year 2022, or 16% of revenue.
•
Unlevered free cash flow was $54.2 million for the full year 2022, or 24% of revenue.

"Definitive Healthcare once again delivered in 2022 with a 34% year-over-year revenue growth rate and a 29% adjusted EBITDA margin – representing a Rule of 63 Performance.” said Robert Musslewhite, CEO of Definitive Healthcare. “This unique combination of high growth and profitability allows us to continue to effectively grow and scale the business, while maintaining a clear focus on maximizing our long-term success and value creation for customers and shareholders.”

Recent Business and Operating Highlights:

Customer Wins

In the fourth quarter, Definitive Healthcare had multiple key customer wins, including:

•
One of the world’s largest and most renowned cancer treatment and research institutions purchased a multi-year enterprise subscription to HospitalView and Atlas All-Payor Claims to inform their strategy for partnering with leading hospitals across the country.
•
A large biopharmaceutical company focused on the discovery, development, and commercialization of RNA interference therapeutics purchased a multi-year enterprise subscription to our HospitalView and Atlas All-Payor Claims to design and execute a strategy for selling into Integrated Delivery Networks.
•
One of the nation’s largest health insurance and service companies significantly expanded its relationship with Definitive Healthcare. This client originally used PhysicianView and PhysicanGroupView products to map physicians to provider organizations. In Q4, the contract expanded to cover their entire organization and added multiple new products. The organization also purchased integration services to connect Definitive Healthcare data into their internal data environments.
•
The world’s largest private global pharmaceutical company signed a contract for a six-figure expansion of Passport Promotional Analytics into two new therapy areas, and as a result, the combined Definitive Healthcare ARR across all product lines at this company is now more than $1M.

“The Definitive Healthcare platform and our Atlas Dataset are increasingly seen as must-haves for any business looking to efficiently and effectively sell into the complex, fragmented $4 trillion U.S. healthcare market,” noted Robert Musslewhite. “These wins represent not only our ability to continue to grow the number of customers we serve, but also our ability to expand these relationships over the long term.”

Innovation

On February 2, 2023, Definitive Healthcare introduced the Atlas Dataset, which provides a longitudinal, comprehensive, and current picture of the healthcare market.

Combining multiple datasets on more than 15 million healthcare experts and professionals and 300,000 healthcare organizations, the Atlas Dataset has multiple components, including:

•
Atlas Reference & Affiliation provides clients with unique visibility into the operations of and connections between healthcare providers and healthcare organizations. This dataset spans more than 30 separate reference categories, including executive contact information, physical business address, organizational hierarchy and more.
•
Atlas All-Payor Claims, previously known as the ClaimsMX product, contains billions of de-identified patient-level data points that enables longitudinal analysis of healthcare activity across payors and sites of care. This data includes both hospital and medical claims from commercial, Medicare, Medicaid, federal programs, and other payors.
•
Atlas Prescription Claims, formerly known as the ClaimsRx product, contains billions of all-payor life cycle pharmacy and direct prescription claims so users can understand the volume of claims that are paid, rejected and reversed.
•
Atlas Experts contains information on more than 13 million key opinion leaders, medical science and scientific researchers and academics, and healthcare providers. The dataset also includes millions of data points from publications, clinical trials, meeting presentations, grants, social media, advisory boards, and news outlets so clients can get an accurate understanding of the scientific activity happening for virtually any therapy area or disease state.

As part of the Atlas Dataset launch, Definitive Healthcare refined the methodology used to master payor and patient data, while implementing additional layers of cleansing and data linkage to deliver more detailed and granular reporting, longitudinal and referral analysis, and increased accuracy for patient cohort creation.

According to an independent third-party survey conducted in November 2022, the Atlas Dataset ranked first or second in each of the top ten use cases for healthcare reference and affiliation data.

Business Outlook

Based on information as of February 23, 2023, the Company is issuing the following financial guidance.

First Quarter 2023:

•
Revenue is expected to be in the range of $56.5 – 58.5 million, a median 15% increase year over year.
•
Adjusted Operating Income is expected to be in the range of $13.5 – 14.5 million.
•
Adjusted EBITDA is expected to be in the range of $15.0 – 16.0 million.
•
Adjusted Net Income is expected to be in the range of $6.5 – 7.5 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.03 – 0.05 per share on approximately 154.5 million weighted-average shares outstanding.

Full Year 2023:

•
Revenue is expected to be in the range of $249.0 – 255.0 million, a 14% increase from prior year at the midpoint.
•
Adjusted Operating Income is expected to be in the range of $61.5 – 65.5 million.
•
Adjusted EBITDA is expected to be in the range of $67.0 – 71.0 million.
•
Adjusted Net Income is expected to be in the range of $30.0 – 34.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be in the range of $0.19 – 0.23 on approximately 155.5 million weighted-average shares outstanding.

Conference Call Information

Definitive Healthcare will host a conference call today, February 23, 2023, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results and current business outlook. To access the call, dial (877) 407-3982 (domestic) or (201) 493-6780 (international). The conference ID number is 13735042. Shortly after the conclusion of the call, a replay of this conference call will be available through March 9, 2023 at (844) 512-2921 (domestic) or (412) 317-6671 (international). The replay passcode is 13735042. A live audio webcast of the event will be available on the Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the market, industry and macroeconomic environment, our business, growth strategies, product development efforts and future expenses, customer growth and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: the war between Russia and Ukraine, global geopolitical tension and worsening macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including recessions, inflation, rising interest rates, volatility in the capital markets and related market uncertainty; the impact of worsening macroeconomic conditions on our new and existing customers; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain profitability in the future compared to historical levels as we increase investments in our business; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; the risk of cyber-attacks and security vulnerabilities; litigation, investigations or other legal, governmental or regulatory actions; and the possibility that our security measures are breached or unauthorized access to data is otherwise obtained.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. A reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share as non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the U.S., (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for net (loss) income, gross profit or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided from operating activities less purchases of property, equipment and other assets, plus cash interest expense and cash payments related to transaction, integration and restructuring related expenses, earnouts and other non-recurring items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense, net and loss on extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income and expense, equity-based compensation, transaction, integration and restructuring expenses and other non-recurring expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to investors to assess our operating performance because these metrics eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as revenue less cost of revenue (excluding acquisition-related depreciation and amortization and equity compensation costs) and Adjusted Gross Margin means Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit differs from gross profit, in that gross profit includes acquisition-related depreciation and amortization expense and equity compensation costs. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small quantity of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as income from operations plus acquisition related amortization, equity-based compensation, transaction, integration and restructuring expenses and other non-recurring expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest expense, net, other expense, net, excluding TRA liability remeasurement expense and recurring income tax expense including the incremental tax effects of adjustments to arrive at Adjusted Operating Income. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to (loss) income from operations, net (loss) income, gross profit, earnings per share or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration and restructuring expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Danielle Johns
djohns@definitivehc.com

Definitive Healthcare Corp.

Consolidated Balance Sheets

(amounts in thousands, except number of shares and par value; unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	146,934	387,498
Short-term investments	184,939	—
Accounts receivable, net	58,799	43,336
Prepaid expenses and other current assets	12,686	6,518
Current portion of deferred contract costs	10,387	6,880
Total current assets	413,745	444,232
Property and equipment, net	4,464	5,069
Operating lease right-of-use assets, net	9,681	—
Other assets	4,683	8,431
Deferred contract costs, net of current portion	14,596	11,667
Investment in equity securities	—	32,675
Intangible assets, net	350,722	352,470
Goodwill	1,323,102	1,261,444
Total assets	$2,120,993	$2,115,988
Liabilities and Equity
Current liabilities:
Accounts payable	3,948	4,651
Accrued expenses and other current liabilities	18,748	22,658
Current portion of deferred revenue	99,692	83,611
Current portion of term loan	8,594	6,875
Current portion of operating lease liabilities	1,521	—
Total current liabilities	132,503	117,795
Long term liabilities:
Deferred revenue	236	412
Term loan, net of current portion	255,765	263,808
Operating lease liabilities, net of current portion	9,969	—
Tax receivable agreements liability	156,311	153,529
Deferred tax liabilities	75,737	75,888
Other long-term liabilities	3,251	1,294
Total liabilities	633,772	612,726
Commitments and Contingencies
Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 105,138,273 and 97,030,095 shares issued and outstanding at December 31, 2022 and 2021, respectively	105	97
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 50,433,101 and 48,923,952 shares issued and outstanding, respectively, at December 31, 2022, and 58,244,627 and 55,488,221 shares issued and outstanding, respectively, at December 31, 2021	—	—
Additional paid-in capital	972,077	890,724
Accumulated other comprehensive income	3,668	62
Accumulated deficit	(23,714)	(17,677)
Noncontrolling interests	535,085	630,056
Total equity	1,487,221	1,503,262
Total liabilities and equity	$2,120,993	$2,115,988

Definitive Healthcare Corp.

Consolidated Statements of Operations

(amounts in thousands, except share amounts and per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$60,599	$46,313	$222,653	$166,154
Cost of revenue:
Cost of revenue exclusive of amortization (1)	7,149	5,526	25,866	19,421
Amortization	2,646	5,372	16,759	21,268
Gross profit	50,804	35,415	180,028	125,465
Operating expenses:
Sales and marketing (1)	23,523	17,384	89,585	56,387
Product development (1)	10,129	5,748	34,890	18,565
General and administrative (1)	15,217	11,637	48,781	30,528
Depreciation and amortization	10,040	9,865	40,145	38,679
Transaction, integration, and restructuring expenses	1,528	2,955	7,890	6,287
Total operating expenses	60,437	47,589	221,291	150,446
Loss from operations	(9,633)	(12,174)	(41,263)	(24,981)
Other income (expense), net:
Other income, net	807	—	10,236	143
Interest expense, net	(1,483)	(1,915)	(8,413)	(25,871)
Loss on extinguishment of debt	—	—	—	(9,873)
Total other (expense) income, net	(676)	(1,915)	1,823	(35,601)
Loss before income taxes	(10,309)	(14,089)	(39,440)	(60,582)
Benefit from (provision for) income taxes	17,044	(675)	17,185	(675)
Net income (loss)	6,735	(14,764)	(22,255)	(61,257)
Less: Net loss attributable to Definitive OpCo prior to the Reorganization Transactions	—	—	—	(33,343)
Less: Net loss attributable to noncontrolling interests	(3,691)	(5,065)	(16,218)	(10,237)
Net income (loss) attributable to Definitive Healthcare Corp.	$10,426	$(9,699)	$(6,037)	$(17,677)
Net income (loss) per share of Class A Common Stock:
Basic	$0.10	$(0.10)	$(0.06)	$(0.19)
Diluted	$0.07	$(0.10)	$(0.06)	$(0.19)
Weighted average Common Stock outstanding:
Basic	105,082,585	92,551,423	101,114,105	91,916,151
Diluted	154,006,454	92,551,423	101,114,105	91,916,151

(1) Amounts include equity-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$244	$198	$942	$277
Sales and marketing	2,446	1,363	13,508	1,930
Product development	2,504	729	7,805	1,070
General and administrative	6,230	3,329	14,179	6,680
Total equity-based compensation expense	$11,424	$5,619	$36,434	$9,957

Definitive Healthcare Corp.

Consolidated Statements of Cash Flows

(amounts in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flows (used in) provided by operating activities:
Net income (loss)	$6,735	$(14,764)	$(22,255)	$(61,257)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	472	558	2,193	1,751
Amortization of intangible assets	12,214	14,679	54,711	58,196
Amortization of deferred contract costs	2,542	1,598	8,816	4,793
Equity-based compensation	11,424	5,619	36,434	9,957
Amortization of debt issuance costs	175	176	702	1,698
Provision for doubtful accounts receivable	556	556	1,325	632
Loss on extinguishment of debt	—	—	—	9,843
Non-cash restructuring charges related to office leases	—	—	1,023	—
Tax receivable agreement remeasurement	(1,078)	—	(9,374)	—
Changes in fair value of contingent consideration	1,250	595	1,250	3,764
Deferred income taxes	(17,087)	682	(17,293)	682
Changes in operating assets and liabilities:
Accounts receivable	(25,676)	(15,905)	(13,222)	(10,726)
Prepaid expenses and other current assets	(2,681)	(3,168)	(127)	(3,729)
Deferred contract costs	(5,182)	(5,398)	(15,252)	(14,441)
Contingent consideration	—	—	(6,400)	—
Accounts payable, accrued expenses and other liabilities	(3,598)	5,053	358	1,088
Deferred revenue	15,714	13,938	12,690	22,961
Net cash (used in) provided by operating activities	(4,220)	4,219	35,579	25,212
Cash flows used in investing activities:
Purchases of property, equipment, and other assets	(4,871)	(1,069)	(8,326)	(6,731)
Purchases of short-term investments	(120,695)	—	(337,961)	—
Maturities of short-term investments	57,680	—	153,680	—
Cash paid for acquisitions and investments, net of cash acquired	—	(40,000)	(56,296)	(40,000)
Net cash used in investing activities	(67,886)	(41,069)	(248,903)	(46,731)
Cash flows (used in) provided by financing activities:
Proceeds from term loan	—	—	—	275,000
Repayments of term loans and delayed draw term loan	(1,719)	(1,718)	(6,875)	(474,460)
Taxes paid related to net share settlement of equity awards	(1,371)	—	(4,116)	—
Payment of contingent consideration	—	—	(1,100)	(1,500)
Payment of debt issuance costs	—	—	—	(3,511)
Proceeds from equity offering, net of underwriting discounts	—	382,140	—	834,952
Repurchase of outstanding equity / Definitive OpCo units	—	(138,960)	—	(231,772)
Payments of equity offering issuance costs	(435)	(5,796)	(1,734)	(11,709)
Member contributions	—	—	—	5,500
Member distributions	(5,932)	(989)	(12,871)	(8,128)
Net cash (used in) provided by financing activities	(9,457)	234,677	(26,696)	384,372
Net (decrease) increase in cash and cash equivalents	(81,563)	197,827	(240,020)	362,853
Effect of exchange rate changes on cash and cash equivalents	(331)	(81)	(544)	(129)
Cash and cash equivalents, beginning of year	228,828	189,752	387,498	24,774
Cash and cash equivalents, end of year	$146,934	$387,498	$146,934	$387,498
Supplemental cash flow disclosures:
Cash paid during the year for:
Interest	$3,195	$1,982	$10,443	$29,569
Income taxes	—	—	—	13
Acquisitions:
Net assets acquired, net of cash acquired	$—	$—	$97,296	$—
Initial cash investment in prior year	—	—	(40,000)	—
Contingent consideration	—	—	(1,000)	—
Net cash paid for acquisitions	$—	$—	$56,296	$—

Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses and other current liabilities	$1,166	$654	$1,166	$654
Supplemental disclosure of non-cash financing activities:
Unpaid equity offering costs included in accrued expenses	$—	$1,299	$—	$1,299

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow

(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash flow from operations	$(4,220)	$4,219	$35,579	$25,212
Purchases of property, equipment and other assets	(4,871)	(1,069)	(8,326)	(6,731)
Interest paid in cash	3,195	1,982	10,443	29,569
Transaction, integration and restructuring expenses paid in cash (a)	582	2,360	6,326	2,523
Earnout payment (b)	—	—	6,400	—
Other non-recurring items (c)	1,043	1,467	3,781	4,780
Unlevered Free Cash Flow	$(4,271)	$8,959	$54,203	$55,353

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting and consulting expenses related to our acquisitions, including a go-to market integration project conducted in the third quarter of 2022. Restructuring expenses paid in cash primarily represent rent and exit costs related to office relocations.

(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.

(c) Non-recurring items represent expenses that are typically one-time, non-operational in nature, and unrelated to our core operations.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and GAAP Operating Loss to Adjusted Operating Income

(in thousands, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$6,735	$(14,764)	$(22,255)	$(61,257)
Add: Income tax (benefit) provision	(17,044)	675	(17,185)	675
Add: Interest expense, net	1,483	1,915	8,413	25,871
Add: Loss from extinguishment from debt	—	—	—	9,873
Add: Other income, net	(807)	—	(10,236)	(143)
Loss from operations	(9,633)	(12,174)	(41,263)	(24,981)
Add: Amortization of intangible assets acquired through business combinations	11,969	14,402	53,667	57,148
Add: Equity-based compensation	11,424	5,619	36,434	9,957
Add: Transaction, integration and restructuring expenses	1,528	2,955	7,890	6,287
Add: Other non-recurring items	1,043	1,467	3,781	4,780
Adjusted Operating Income	16,331	12,269	60,509	53,191
Less: Interest expense, net	(1,483)	(1,915)	(8,413)	(25,871)
Less: Recurring income tax benefit (a)	1,197	176	1,730	176
Less: Foreign currency (loss) gain	(271)	—	862	143
Less: Tax impacts of adjustments to net income (loss)	(5,290)	(3,960)	(18,760)	(14,264)
Adjusted Net Income	$10,484	$6,570	$35,928	$13,375
Shares for Adjusted Net Income Per Diluted Share (b)	154,006,454	150,934,243	153,601,602	150,326,443
Adjusted Net Income Per Share	$0.07	$0.04	$0.23	$0.09

(a) Non-recurring income tax (benefit) provision items were primarily driven by the impact of changes in the state effective tax rate during the fourth quarter of 2022.

(b) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 159,134,761 and 157,374,972 as of December 31, 2022 and 2021, respectively.

Reconciliation of Adjusted EBITDA to GAAP Net Income (Loss)

(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$6,735	$(14,764)	$(22,255)	$(61,257)
Interest expense, net	1,483	1,915	8,413	25,871
Income tax (benefit) provision	(17,044)	675	(17,185)	675
Loss from extinguishment of debt	—	—	—	9,873
Depreciation & amortization	12,686	15,237	56,904	59,947
EBITDA	3,860	3,063	25,877	35,109
Other income, net (a)	(807)	—	(10,236)	(143)
Equity-based compensation (b)	11,424	5,619	36,434	9,957
Transaction, integration and restructuring expenses (c)	1,528	2,955	7,890	6,287
Other non-recurring items (d)	1,043	1,467	3,781	4,780
Adjusted EBITDA	$17,048	$13,104	$63,746	$55,990
Revenue	$60,599	$46,313	$222,653	$166,154
Adjusted EBITDA margin	28%	28%	29%	34%

(a) Primarily represents foreign exchange and TRA liability remeasurement gains and losses.

(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.

(c) Transaction and integration expenses primarily represent legal, accounting and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions, including a go-to market integration project conducted in the third quarter of 2022. Restructuring expenses relate to impairment and restructuring charges related to office relocations.

(d) Non-recurring items represent expenses that are typically one-time, non-operational in nature, and unrelated to our core operations.

Reconciliation of Adjusted Gross Profit to GAAP Gross Profit

(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reported gross profit	$50,804	$35,415	$180,028	$125,465
Amortization of intangible assets resulting from acquisition-related purchase accounting adjustments (a)	2,401	5,095	15,715	20,220
Equity-based compensation	244	198	942	277
Adjusted Gross Profit	$53,449	$40,708	$196,685	$145,962
Revenue	60,599	46,313	222,653	166,154
Adjusted Gross Margin	88%	88%	88%	88%

(a) Amortization of intangible assets resulting from purchase accounting adjustments represents non-cash amortization of acquired intangibles, primarily resulting from the Advent acquisition.